                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Sheffield Steel Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

July 31, 1999



Dear Stockholder,

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Sheffield Steel Corporation (the "Company") to be held at 8:00 a.m. on Friday, September 3, 1999, at 220 North Jefferson, Sand Springs, Oklahoma.

     At the Annual Meeting, six persons will be elected to the Board of Directors. The Board of Directors recommends the approval of each of these persons. Such other business will be transacted as may properly come before the Annual Meeting.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

Sincerely,

/s/ Robert W. Ackerman
ROBERT W. ACKERMAN
President and Chief Executive Officer



                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

     SHEFFIELD STEEL CORPORATION
     220 North Jefferson
     Sand Springs, OK 74063
     (918) 245-1335

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     To be Held on September 3, 1999


To the Stockholders of Sheffield Steel Corporation:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Sheffield Steel Corporation, a Delaware corporation (the "Company"), will be held on Thursday, September 3, 1999 at 220 North Jefferson, Sand Springs, Oklahoma, at 8:00 a.m. for the following purposes:

     1. To elect six members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

     2. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending April 30, 2000.

     3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on July 26, 1999, as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments there of.

     All Stockholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Holders of record of the Common Stock as of the Record Date who do attend the Annual Meeting and wish to vote in person may revoke their proxies.


BY ORDER OF THE BOARD OF DIRECTORS


/s/ Dale S. Okonow

DALE S. OKONOW
Vice President and Secretary
Sand Springs, Oklahoma
July 31, 1999

                          Sheffield Steel Corporation
                              220 North Jefferson
                             Sand Springs, Oklahoma
                                  918-245-1335

                        _______________________________

                                PROXY STATEMENT
                        _______________________________

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to stockholders in connection with the solicitation by the Board of Directors of Sheffield Steel Corporation, a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 220 North Jefferson, Sand Springs, Oklahoma, on Friday, September 3, 1999, at 8:00 a.m., and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the six nominees for director named herein and FOR the ratification of the selection of KPMG LLP as independent auditor. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present and wishes to vote by ballot in person at the Meeting may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $ .01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting. No approval rights exist for any action proposed to be taken at the Meeting.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, including the election of directors. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

     The close of business on July 26, 1999 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on July 26, 1999, the Company had 3,459,300 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers, or employees of the Company. No additional compensation will be paid for such solicitation.

     This Proxy Statement and the accompanying proxy are being mailed on or about August 9, 1999 to all Stockholders entitled to notice of and to vote at the Meeting.

   The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

     HMK Enterprises, Inc. ("HMK") currently owns approximately 92.7% of the issued and outstanding shares of Common Stock. HMK is a Massachusetts-based privately-owned holding company engaged in manufacturing and service businesses.

     The following table sets forth certain information as of July 26, 1999 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table herein, and all current directors, nominees, and executive officers as a group.



                                                           Shares Beneficially Owned (a)(b)
                                                           --------------------------------

          Name and Address**                               Number                   Percent
          ----------------                                 ------                   -------
Steven E. Karol                                              1,614,397              41.83% (c) (e)
HMK Enterprises, Inc.
800 South Street
Waltham, MA 02453

Jane M. Karol                                                1,614,364              41.83% (d) (e)
HMK Enterprises, Inc.
800 South Street
Waltham, MA 02453

Robert W. Ackerman                                             286,855 (f)           7.43%
Sheffield Steel Corporation
220 N. Jefferson
Sand Springs, OK 74063

John F. Lovingfoss                                              90,703 (g)           2.35%

Dale S. Okonow                                                  73,828 (h)           1.91%

Stephen R. Johnson                                              35,313 (i)            *

Alton W. Davis                                                  25,000 (j)            *

Howard H. Stevenson                                                 -                 *

Robert Schaal                                                       -                 *

All current executive officers, directors, and               3,740,460 (k)          96.91%
nominees of the Company as a group (9 persons)


_______________________________________________________________________________
* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(a) The number of shares of Common Stock issued and outstanding on July 26, 1999 was 3,459,300. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at July 26, 1999, plus shares of Common Stock subject to options held by such person at July 26, 1999 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as otherwise noted.

(b) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act.

(c) Of the 1,614,397 shares of Common Stock beneficially owned by Mr. Karol, 11,272 shares or .33%, are owned of record by him. Mr. Karol also owns
    74.7634 shares of the Class A common stock, $1.00 par value, of HMK (the "HMK Class A Common Stock"), which shares constitute 50% of the issued and outstanding shares of HMK Class A Common Stock. Of the 1,614,397 shares of Common Stock beneficially owned by Mr. Karol, 1,603,125 shares, or 47.5%, are deemed to be beneficially owned by Mr. Karol by virtue of his ownership of such shares of HMK Class A Common Stock.

(d) Of the 1,614,364 shares of Common Stock beneficially owned by Ms. Karol 11,239 shares, or .33%, are owned of record by her. Ms. Karol also owns
    74.7634 shares of HMK Class A Common Stock, which shares constitute 50% of the issued and outstanding shares of HMK Class A Common Stock. Of the 1,614,364 shares of Common Stock beneficially owned by Ms. Karol, 1,603,125 shares, or 47.5%, are deemed to be beneficially owned by Ms. Karol by virtue of her ownership of such shares of HMK Class A Common Stock.

(e) Each of Steven E. Karol and Jane M. Karol own 74.7634 shares of HMK Class A Common Stock, constituting 50% of the issued and outstanding shares of HMK Class A Common Stock in the aggregate. HMK Class A Common Stock is the only class of voting stock of HMK issued and outstanding. For purposes of determining beneficial ownership of Common Stock as reported in the preceding table, ownership of any class of non-voting stock of HMK has not been included.

(f) Includes 202,500 shares which Mr. Ackerman may acquire upon the exercise of options within 60 days after July 26, 1999.

(g) Includes 56,953 shares which Mr. Lovingfoss may acquire upon exercise of options within 60 days after July 26, 1999.

(h) Includes 56,953 shares which Mr. Okonow may acquire upon exercise of options within 60 days after July 26, 1999.

(i) Includes 35,313 shares which Mr. Johnson may acquire upon the exercise of options within 60 days after July 26, 1999.

(j) Includes 25,000 shares which Mr. Davis may acquire upon the exercise of options within 60 days after July 26, 1999.

(k) Includes an aggregate of 376,719 shares which may be acquired upon the exercise of options within 60 days after July 26, 1999.

                                   MANAGEMENT

DIRECTORS
---------

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Stockholders, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     Pursuant to the Company's By-Laws, the Stockholders voted on September 3, 1998 (i) to set the size of the Board of Directors at six members and (ii) to elect Messrs. Karol, Ackerman, Okonow, Stevenson, Lefler and Ms. Jane Karol for election at the Meeting to the Board of Directors to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. On December 3, 1998, Mr. Lefler resigned and pursuant to the Company's By-Laws, the remaining members of the Board of Directors elected Mr. Robert Schaal to fill the vacancy and to serve as a director until the expiration of Mr. Lefler's term.

     The names of the Company's current directors, nominees for director and certain information about them are set forth below:

            Name                     Age            Position with the Company
-----------------------------  ----------------  ------------------------------

Robert W. Ackerman                   60          President and Chief Executive
Steven E. Karol                      45          Chairman of the Board
Dale S. Okonow                       42          Vice President and Secretary
Jane M. Karol                        37          Director
Howard H. Stevenson                  58          Director
Robert Schaal                        57          Director

     Robert W. Ackerman. Mr. Ackerman has been President and Chief Executive Officer and a Director since 1992. From 1988 to 1992, Mr. Ackerman was the President and Chief Executive Officer of Lincoln Pulp & Paper Co., Inc. From 1986 to 1988, Mr. Ackerman taught in the Advanced Management Program at the Harvard University Graduate School of Business Administration. Mr. Ackerman serves as a Director of Gulf States Steel, Inc. of Alabama ("Gulf States"), The Baupost Fund, and Atlantic Investment Advisors, Inc.

     Steven E. Karol. Mr. Karol has been a Director of the Company since 1981 and Chairman of the Board of Directors since 1983. Mr. Karol is also Chairman of the Board of HMK Enterprises, Inc. ("HMK"), the parent company of Sheffield Steel Corporation. Mr. Karol also serves as Chairman of the Board of Directors of Gulf States and is a Director of Stocker and Yale, Inc. Mr. Karol is the brother of Jane M. Karol.

     Dale S. Okonow. Mr. Okonow has been Vice President and Secretary since 1988 and a Director since 1990. Prior to 1988, Mr. Okonow was an associate with the law firm of Proskauer Rose Goetz & Mendelsohn in New York City. Mr. Okonow was Vice President and General Counsel of HMK from 1988 to 1990 and served as Senior Vice President and Chief Financial Officer of HMK from 1990 to 1998. Mr. Okonow currently serves as President and Chief Operating Officer of HMK. Mr. Okonow also serves as Vice-President, Secretary, and a Director of Gulf States.

     Jane M. Karol. Ms. Karol has been a Director since 1991. Ms. Karol is a Director of HMK. Ms. Karol is also the sister of Steven E. Karol.

     Howard H. Stevenson. Dr. Stevenson has been a Director since 1993. Since 1982, Dr. Stevenson has been Sarofim-Rock Professor of Business Administration at the Harvard University Graduate School of Business Administration. He was also a Senior Associate Dean and Director of Financial and Information Systems for Harvard Business School from 1991 to 1994. Dr. Stevenson also serves as a Director of the Boards of Camp Dresser & McKee, Landmark Communications, Gulf States, the Baupost Fund, Bessemer Securities Corporation, African Communications Group, Terry Hinge and Hardware and Quadra Capital Partners, LLC.

     Robert Schaal. Mr. Schaal has been Chairman and Chief Executive Officer of Gulf States since February 1998. From 1996 until joining Gulf States, Mr. Schaal was a consultant with Advent Management International. From 1994 until 1996, he was President and Partner with Universal Envirogenics, Inc. Mr. Schaal was President of RSC Consulting for the years of 1993 and 1994. From 1967 until 1993, he held a variety of positions with Lukens Steel and was that company's President from 1991 until 1993.

Committees of the Board of Directors

     Meeting Attendance. During the fiscal year ended April 30, 1999 there were four meetings of the Board of Directors. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors except Jane Karol who attended less than 75%. Each member of a committee, during the period he or she was a committee member, attended at least 75% of the meetings of each committee on which he or she served. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent.

     Audit Committee. The Audit Committee, which met once during the 1999 fiscal year, has two members, Mr. Okonow and Mr. Ackerman. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The findings of this committee are reviewed by the Board of Directors.

     Stock Compensation Committee. The Stock Compensation Committee has three members, Mr. Karol, Mr. Okonow and Mr. Ackerman. The Stock Compensation Committee met once during fiscal 1999. The Stock Compensation Committee administers the Company's 1993 Employee, Director and Consultant Stock Option Plan. See "1993 Stock Option Plan".

     Compensation Committee. The Company does not have a standing Compensation Committee. Recommendations concerning salaries and incentive compensation (other than stock options) for employees of the Company (other than Mr. Ackerman) are made by Mr. Ackerman and are reviewed by the Board of Directors. Recommendations concerning Mr. Ackerman's salary and incentive compensation (other than stock options) are made by Mr. Karol and are reviewed by the Board of Directors.

     Nominating Committee. The Company does not have a standing Nominating Committee.

Election and Compensation of Directors

     Approximately ninety-three percent of the outstanding shares of the Company's Common Stock is currently owned by HMK, which is in turn 100% owned by members of the Karol family. Consequently, certain members of the Karol family together beneficially own substantially all of the outstanding shares of the Company's common stock and are able to determine the outcome of all matters required to be submitted to stockholders for approval, including the election of directors. Giving effect to the exercise of all of the Company's exercisable options, HMK owns approximately 84% of the outstanding shares of the Company's Common Stock. See "Share Ownership."

     Dr. Stevenson and Mr. Schaal will receive an annual retainer of $4,000, payable quarterly, and a meeting fee of $1,500 for each meeting of the Board of Directors attended. The Company reimburses ordinary and necessary out-of-pocket expenses incurred by any Director in connection with his or her services. In addition, Directors of the Company are eligible to receive non-qualified stock options under the Company's 1993 Employee, Director and Consultant Stock Option Plan. As of April 30, 1999, no Director had been granted any stock options for services as a Director of the Company.

EXECUTIVE OFFICERS
------------------

     The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

             Name                Age                 Position
     ---------------------   ------------   ------------------------------
     Alton W. Davis               50         Vice President-Operations
     John F. Lovingfoss           61         Vice President-Sales and Marketing
     Stephen R. Johnson           47         Vice President and Chief Financial
                                             Officer

     Alton W. Davis. Mr. Davis has been Vice President-Operations since August 1996. From 1986 to 1996, he was Vice President and General Manager of Ameristeel's Jacksonville, Florida location. Prior to that, he held various management positions with both Bayou Steel and Chaparral Steel.

     John F. Lovingfoss. Mr. Lovingfoss has been Vice President-Sales and Marketing since 1984. From 1958 to 1984, Mr. Lovingfoss held various positions with the Company in sales, marketing, and management.

     Stephen R. Johnson. Mr. Johnson has been Vice President and Chief Financial Officer since February 1996. From 1977 to 1996, Mr. Johnson held various positions with the Company including the position of Vice President-Administration and Treasurer since 1991 and Vice President-MIS and Business Planning since 1984.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table includes, for the fiscal year ended 1999, individual compensation information for: (i) the Company's Chief Executive Officer (the "CEO") and (ii) each of the other most highly compensated persons who were serving as executive officers of the Company (other than the CEO) at the end of fiscal 1999 whose salary and bonus earned during fiscal 1999 exceeded $100,000 (collectively, the "named executive officers").

                           Summary Compensation Table

                                                                                                             Long-term
                                                                                                            Compensation
                                                                 Annual Compensation                           Awards
                                         Fiscal      ------------------------------------------------          ------
Name and Principal Position                Year              Salary           Bonus           Other           # Options
---------------------------                ----              ------           -----           -----             -------
Steven E. Karol                            1999            $303,000              -              -                  -
  Chairman of the Board                    1998             303,000         $  47,000           -                  -
                                           1997             250,000            70,000           -                  -

Robert W. Ackerman                         1999             275,000            49,500           -                  -
  President and CEO                        1998             275,000           107,000           -                  -
                                           1997             275,000            10,000           -                  -

Dale S. Okonow                             1999             175,000              -              -                  -
  Vice President and Secretary             1998             175,000              -              -                  -
                                           1997             175,000              -              -                  -

Alton W. Davis                             1999             175,000            31,500           -               10,000
  Vice President-Operations                1998             175,000            68,000           -                  -
                                           1997             127,000            10,000        $46,000(a)         25,000

John F. Lovingfoss                         1999             165,000            33,000           -                  -
  Vice President-Sales                     1998             161,000            63,000           -                  -
                                           1997             150,000            10,000           -                  -

Stephen R. Johnson                         1999             165,000            36,300           -                  -
  Vice President and                       1998             150,000            58,000           -                  -
  Chief Financial Officer                  1997             150,000            10,000           -              10,000

______________________________________________________________________________
(a)  Represents moving and related expenses for Mr. Davis.

Option Grants in Last Fiscal Year

                                       Number of          Percent of                        Potential Realizable  Value
                                        Securities      Total Options                       at Assumed Annual Rates
                                       Underlying         Granted to                        of Stock Price Appreciation
                                        Options         Employees In      Exercise or            for Option Term
                                                                                                 ---------------
Name                                  Granted (1)      Fiscal Year       Base Price            5%             10%
-----                                  ----------       ----------        ----------            --             ---
Steven E. Karol                              -                 -                -                -               -
Robert W. Ackerman                           -                 -                -                -               -
Dale S. Okonow                               -                 -                -                -               -
Alton W. Davis                          10,000                56%          $30.48         $598,901      $1,204,540
John F. Lovingfoss                           -                 -                -                -               -
Stephen R. Johnson                           -                 -                -                -               -

(1) All the options were granted under the 1993 Stock Option Plan. The options granted to the named executive officer during 1999 are incentive and non-qualified stock options and vest on April 30, 2001.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table provides information regarding the number of options exercised and the number of exercisable stock options as of April 30, 1999 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

                                                          Number of Securities                   Value of the
                                                               Underlying                     Unexercised in-the-
                         Shares                           Unexercised Options                 Money Options at
                        Acquired on      Value             at Fiscal Year End                   Fiscal Year End
                         Exercise      Realized(1)      Exercisable    Unexercisable     Exercisable (2)     Unexercisable
                         --------      -----------      -----------    -------------     --------------      -------------
Steven E. Karol               -                 -                 -               -                   -                 -
Robert W. Ackerman       50,625        $1,168,050       202,500.000               -      $    5,562,128                 -
Dale S. Okonow                -                 -        56,953.125               -      $    1,564,349                 -
Alton W. Davis                -                 -        25,000.000      10,000.000      $      358,868      $     43,954
John F. Lovingfoss            -                 -        56,953.125               -      $    1,564,349                 -
Stephen R. Johnson            -                 -        35,312.500               -      $      838,813                 -

(1) The value realized was based on an exercise price of $7.41 and a stock price of $30.48.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $34.87, as determined by an appraisal as prescribed in the non-qualified and incentive agreements entered into pursuant to the 1993 Stock Option Plan.

Board of Directors' Report on Executive Compensation

   The following is a report of the Board of Directors regarding actions taken with respect to executive compensation during the fiscal year ended April 30, 1999. Compensation policies and annual compensation applicable to the Company's executive officers are the responsibility of and established by the Board of Directors. Recommendations concerning salaries and incentive compensation (other than stock options) for employees of the Company (other than Mr. Ackerman) are made by Mr. Ackerman and are reviewed by the Board of Directors. The Board of Directors' overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions; that recognize individual performance and the Company's performance; and that support the Company's overall strategic plan. The principal components of executive compensation are salary, bonus and stock options.

     Base Salary. Base salary levels for the Company's executive officers, including the Chief Executive Officer, is based on the expertise and responsibility that the position requires; management experience; subjective judgment of the Board of Directors as to the value of the executive's past contribution and potential future contribution to the profitability of the business; and consideration of the compensation of competing companies.

     Bonuses.   The Company has an Executive Bonus Plan designed to recognize individual performance and the Company's performance.

     Stock Options. The Board believes that stock ownership by executive officers is important to insure that executives have a continuing stake in the long term success of the Company. On September 15, 1993, the Board of Directors adopted the 1993 Employee, Director and Consultant Stock Option Plan. On January 5, 1999 the stockholders of the Company amended the 1993 Employee, Director, and Consultant Stock Option Plan (as amended, the "Stock Option Plan") to allow for an appraisal to review the formula used to calculate the fair market value of the equity of the Company.

1993 Stock Option Plan

     The Stock Option Plan provides for the grant of incentive stock options to key employees of the Company and non-qualified stock options to key employees, directors and consultants of the Company. A total of 580,000 shares of Common Stock, which would represent approximately 14.9% of the Company's Common Stock on a fully diluted basis, have been reserved for issuance under the Stock Option Plan upon the exercise of options. At April 30, 1999, there were 423,375 options outstanding. The options that have been granted to the executive officers are incentive and non-qualified and vest three years from the grant date. The Stock Option Plan is administered by the Board of Directors.

Executive Incentive Plan

     Each of the named executive officers, excluding Messrs. Karol and Okonow, is eligible to receive bonus compensation under the Company's Executive Bonus Plan (the "Incentive Plan"). The Incentive Plan provides that (i) in the event that actual pre-tax profit for any fiscal year equals or exceeds budgeted pre-tax profit for such year, participants in the Incentive Plan will be paid a bonus ranging from 30% to 50% of such participant's base salary and (ii) in the event that actual pre-tax profit for any fiscal year does not meet budgeted pre-tax profit for such year, by less than 20%, the Company's Board of Directors may, at its discretion, (A) establish a bonus pool of up to 20% of the total base pay of all participants in the Incentive Plan and (B) award bonus payments from such bonus pool, if any, to participants in the Incentive Plan. Such bonus payments, if any, are to be based upon (x) the individual performance of such participant, (y) the performance of such participant's department and (z) such participant's contribution to the Company's overall performance. Bonuses, if any, are required to be paid within 90 days after the Company's fiscal year end.

Pension Plan

     The Company maintains a retirement plan that is an Internal Revenue Code (the "Code") qualified defined benefit pension plan (the "Pension Plan"). At normal retirement date (age 65 or completion of 30 years of service), a participant is paid a pension equal to the sum of: (a) the product of the participant's years of plan service from September 1, 1981 through December 31, 1984 and 1.25% of his average monthly compensation (up to $12,500), determined over the participant's highest five consecutive years;

and (b) the product of the participant's years of plan service after January 1, 1985, and .9% of his average monthly compensation (up to $12,500) as defined above. The normal form of pension is a lifetime annuity with a 50% survivor pension for any surviving spouse. Optional forms of payment are available and are actuarially equivalent to a lifetime annuity without surviving spouse benefits. The Pension Plan also provides for early retirement benefits on an actuarially reduced basis for participants who reach age 55 with at least 10 years of service. Vested retirement benefits are available for participants who are terminated with at least five years of plan service. Although the pension is reduced to the extent of any profit sharing retirement annuity provided by discretionary contributions under the Sheffield Steel Corporation Thrift and Profit Sharing Plan (the "Profit Sharing Plan") no such discretionary contributions have been made to the Profit Sharing Plan.

     Years of service for purposes of the Pension Plan with respect to the named executive officers are as follows: Mr. Ackerman, 6 years; Mr. Lovingfoss, 40 years; Mr. Johnson, 22 years, and Mr. Davis, 2 years. Messrs. Karol and Okonow are excluded from the Pension Plan.

     The following table shows the projected annual pension benefits payable at the normal retirement age of 65:

               Annual           Annual Normal Pension Benefits for Years of Service Shown
                                ---------------------------------------------------------
           Base Salary            15             20            25               30            35
           -----------          -----------------------------------------------------------------
            $100,000       $13,500           $18,000         $22,500       $27,000       $31,500
             125,000        16,875            22,500          28,125        33,750        39,375
       150,000 and above    20,250            27,000          33,750        40,500        47,250

Thrift and Profit Sharing Plan

     The Company's Profit Sharing Plan is a Code-qualified defined contribution plan which permits its employees to elect "after-tax" payroll deductions between 4% and 14% of compensation. The Profit Sharing Plan also provides for additional discretionary contributions by the Company, which would be allocated according to compensation ratios and, to the extent permitted by the Internal Revenue Code, according to compensation in excess of the FICA taxable wage base. Discretionary Company contributions are forfeited by terminated employees with less than five years of service. Discretionary contributions would offset pensions under the Pension Plan described above, but no discretionary Company contributions have been made to the Profit Sharing Plan.

401(k) Retirement Plan

     The Company also sponsors plans which permit eligible employees of the Company to defer compensation to the extent permitted by Section 401(k) of the Code (the "Retirement Plans"). The Retirement Plans permit, but do not require, discretionary Company contributions. The Company made contributions of approximately $132,000 to certain of the Company's 401K plans for the year ended April 30, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of the end of fiscal 1999, HMK owed an aggregate of $2.7 million to the Company. Of that amount, $2.2 million was related to certain tax attributes allocated to the Company pursuant to a Tax Sharing Agreement with HMK. Under that agreement, the receivable will be realized by reducing the future income taxes otherwise payable by the Company to HMK. The remaining $0.5 million relates to the Company's advance of funds to HMK to secure a letter of credit needed for the insurance program of the Company's Joliet facility.

     In September 1992, certain of the Company's officers, directors and members of the Karol family purchased an aggregate of 5% of the issued and outstanding shares of the Company's Common Stock in exchange for an aggregate of $250,000 cash and $1,000,000 in non-recourse promissory notes secured by pledges of such stock. The non-recourse promissory notes evidencing each such shareholders' indebtedness bear simple interest at an annual rate of 7.61% and become due on February 1, 2007 or on such earlier date upon the occurrence of certain events as stated in the notes. During the year ended April 30, 1997, the Company signed an agreement to repurchase 50,625 shares of the Company's common stock from two former officers of the Company. As a result of this transaction, $300,000 of the promissory notes plus interest of $93,000 was satisfied and the Company recorded an obligation in the amount of $662,000 to the former shareholders. The obligation accrues simple interest at 6.02% and is being repaid in five annual installments which began December 12, 1997. The balance at April 30, 1999 was $397,000.

     Each of Robert W. Ackerman, President and Chief Executive Officer and a Director of the Company and John F. Lovingfoss, Vice President-Sales and Marketing of the Company, purchased 33,750 shares of the Company's Common Stock in exchange for $50,000 in cash and a non-recourse promissory note with an original principal balance of $200,000. The aggregate amount of indebtedness owed to the Company by each of such individuals as of April 30, 1999 is $301,036 ($200,000 principal amount and $101,036 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1999 for each of Messrs. Ackerman and Lovingfoss was $301,036.

     Mr. Dale S. Okonow, Vice President, Secretary and a Director of the Company purchased 17,125 shares of the Company's Common Stock in exchange for $25,000 in cash and a non-recourse promissory note with an original principal balance of $100,000. The aggregate amount of indebtedness owed to the Company by Mr. Okonow as of April 30, 1999 is $150,518 ($100,000 principal amount and $50,518 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1999 for Mr. Okonow was $150,518.

     Each of Jane M. Karol, a Director of the Company and Joan L. Karol, mother of each of Jane M. Karol and Steven E. Karol, Directors of the Company, purchased 11,239 shares of the Company's Common Stock in exchange for $16,665 in cash and a non-recourse promissory note with an original principal balance of $66,660. The aggregate amount of indebtedness owed to the Company by each of such individuals as of April 30, 1999 is $100,335 ($66,660 principal amount and $33,675 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1999 for each of Jane M. Karol and Joan L. Karol was $100,335.

     Steven E. Karol, Chairman of the Board of Directors of the Company, purchased 11,272 shares of the Company's Common Stock in exchange for $16,670 in cash and a non-recourse promissory note with an original principal balance of $66,680. The aggregate amount of indebtedness owed to the Company by Mr. Karol as of April 30, 1999 is $100,364 ($66,680 principal amount and $33,684 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1999 for Mr. Karol was $100,364.

     In January 1999, Mr. Robert Ackerman, an officer of the Company, signed a short-term note payable to the Company. The amount of the note is $375,000 and is related to Mr. Ackerman's exercise of stock options. The note is secured by Common Stock of the Company and is due July 31, 1999.

ELECTION OF DIRECTORS


Notice Item 1

     Under the Company's By-Laws, the number of directors is fixed from time to time by the Stockholders, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     Pursuant to the Company's By-Laws, the Board of Directors on September 3, 1998 voted to elect Messrs. Karol, Ackerman, Okonow, Stevenson, Lefler, and Ms. Jane Karol to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. On December 3, 1998, Mr. Lefler resigned and pursuant to the Company's By-Laws, the remaining members of the Board of Directors elected Mr. Robert Schaal to fill the vacancy and to serve as a director until the expiration of Mr. Lefler's term.

                              * * * * * * * * * *

Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. KAROL, ACKERMAN, OKONOW, STEVENSON, AND SCHAAL, AND MS. KAROL AS DIRECTORS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                       APPROVAL OF SELECTION OF AUDITORS

Notice Item 2

     The Company's Board of Directors has selected KPMG LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending April 30, 2000. KPMG LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor. A representative of KPMG LLP may be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                              * * * * * * * * * *

     Unless authority to vote for the ratification of KPMG LLP as the Company's independent auditors is withheld, the shares represented by the enclosed proxy will be voted FOR ratification. In the event that the selection is not ratified, the Board of Directors will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2000. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Notice Item 3

     The Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


     Stockholder Proposals

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 2000, Stockholder proposals must be received, marked for the attention of: Vice President and Secretary, Sheffield Steel Corporation, P. O. Box 218, Sand Springs, Oklahoma 74063, not earlier than January 1, 2000 and not later than April 30, 2000.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

     By order of the Board of Directors:

     /s/ Dale S. Okonow
     ------------------
     DALE S. OKONOW
     Vice President and Secretary

July 31, 1999